SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2000

                            VISIONGLOBAL CORPORATION
             (Exact name of registrant as specified in its charter)

Nevada                              033-55254-25                  87-0438636
(State or other jurisdiction     (Commission file number)       (IRS Employer
of Formation)                                               Identification No.)

251 Kearney Street, 8th Floor
San Francisco, CA                                      94108
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (415) 901-2700

Item 5.  Other Events

         In accordance with Rule 135c(d) promulgated under the Securities Act of 1933, the issuer is filing a copy of a press release it issued on March 6, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.

                  (i)      Press Release dated March 6, 2000.


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                                     VisionGlobal Corporation


Dated: March 27, 2000                                By:
                                                     Joseph Hipple
                                                     Chief Operating Officer

                                                                     EXHIBIT

VisionGlobal-VIZG Signs Letter of Intent for
Funding Up to $125 Million

SAN FRANCISCO,  March 6 /PRNewswire/ -- VisionGlobal Corporation,  (OTC Bulletin
Board: VIZG - news) a very high-speed broadband wireless network solution provider, announced today that it has signed a letter of intent for a private placement of common stock of up to $125 million to an institutional investor over a one-year period. This funding will allow VisionGlobal to draw upon capital to continue aggressively positioning itself as a leader in the delivery of very high-speed wireless broadband able to handle the video, audio, and data rich content applications of tomorrow. The shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration.

Note: Any statements released by VisionGlobal Corporation that are forward-looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from such forward-looking statements as a result of risks and uncertainties that may affect the Company's business prospects and performance. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and in the Company's filings with the Securities and Exchange Commission.